SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                          Date of Report: July 30, 2007

                       CONNECTED MEDIA TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      000-18689               06-1238435
          --------                      ---------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


80 S.W. 8th Street, Suite 2230, Miami, FL                               33130
(Address of principal executive offices)                              (Zip code)

                 (786) 425-0028
Registrant's telephone number, including area code:



                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

      On July 30, 2007, Connected Media Technologies, Inc., a Delaware corporation (the "Company") issued a promissory note in the principal amount of $336,610.58 (the "First Promissory Note") in the name of Roma Financial Services, Inc. ("Roma"). The First Promissory Note accrues interest at 14% per annum with all principal and accrued interest payable in full on the earlier to occur of: (i) the Company receiving a bridge loan or equity investment with net proceeds to the Company of at least $1 million or (ii) August 31, 2008.

      At any time that amounts are outstanding under the First Promissory Note, the Company grants a non-exclusive license to utilize, market and sell products and/or services based upon any and all intellectual property owned or licensed by the Company, subject to mutually agreeable terms and conditions, including the payment of royalties to the Company, which the Company agrees to utilize for the repayment of the indebtedness represented by the First Promissory Note. In the event the Company is unable to repay any amounts under the First Promissory Note, Roma may, at its option, offset such amounts owed with payments due by the Company under the license referenced above. The Company and Roma agreed that the First Promissory Note is subordinated only to the notes of Cornell Capital Partners, LP, its subsidiaries and affiliates. In addition, the Company agreed to pay Roma half of the interest rate due, equal to seven percent (7%), every month starting October 1, 2007 and every month thereafter. The balance of the interest rate due, equal to seven percent (7%), will be accrued and added to amounts owed under the Promissory Note. The First Promissory Note includes a provision that Roma as part of the principal owed under the Promissory Note will pay-off (i) all current liabilities that the Company has with National Communications Ltd. and (ii) the balance owed to United Bank, which is approximately $50,000.

      On August 9, 2007, the Company issued a promissory note in the principal amount of $100,000 (the "Second Promissory Note") in the name of Roma. The Second Promissory Note accrues interest at a rate equal to ten percent (10%) per annum, with all principal and accrued interest due thereunder payable in full at the time receivables pertaining to the advances have been paid to the Company. The Second Promissory Note states that it evidences a line of credit arrangement between the Company and Roma, whereby Roma agrees to provide a line of credit collateralized by the Company and its wholly-owned subsidiary, Newsponet Asset Acquisition, Inc. receivables. Roma shall require that every request for advancement be supplied in writing with the receivable being financed. The term of the Second Promissory Note is through December 31, 2008 or such time that either the Company or Roma cancels in writing. Upon cancellation by either party, all amounts owed to Roma under the Second Promissory Note must be paid in full.

      On August 15, 2007, the Company entered into an Amendment to Loan Extension Agreement with Montgomery Equity Partners, Ltd. ("Montgomery") and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) ("YA Global"), amending that certain Loan Extension Agreement, dated June 28, 2007, by and among the Company, Montgomery and YA Global, with respect to extending the maturity date of previously issued debentures to November 30, 2007.

      On August 15, 2007, the Company entered into an Agreement with YA Global pursuant to which the Company issued a secured convertible debenture in the principal amount of $65,000 (the "Convertible Debenture"). The Convertible Debenture is due April 13, 2009 and accrues interest at an annual rate equal to eighteen percent (18%). The Convertible Debenture is convertible into shares of the Company's common stock at a price per share equal to the lesser of (i) $0.01 or (ii) an amount equal to sixty percent (60%) of the lowest closing bid price of the common stock for the ten (10) trading days immediately preceding a conversion date. The Convertible Debentures is secured by a security interest in all of the assets of the Company pursuant to that certain Amended and Restated Security Agreement dated January 31, 2006 by and between the Company and YA Global.

Item 3.02. Unregistered Sale of Equity Securities.

      See Item 1.01 above.

Item 5.02. Departure of Directors or Certain  Officers;  Election of Directors;
           Appointment  of   Certain;   Compensatory   Arrangements  of  Certain
           Officers.

         On August 10, 2007, Mr. Jeffrey Sass resigned as a director of the Company effective immediately.

Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable

      (b) Not applicable

      (c) Exhibit No. Description:

Exhibit       Description                                      Location
--------------------------------------------------------------------------------
Exhibit 99.1  Promissory  Note,  dated  July 30,2007 in the    Provided herewith
              principal amount of $336,610.58 issued in the name of Roma Financial Services, Inc.

Exhibit 99.2  Promissory Note, date August 9, 2007 in the      Provided herewith
              principal amount of $100,000 issued in the name of Roma Financial Services, Inc.

Exhibit 99.3 Amendment to Loan Extension Agreement, dated Provided herewith August 15, 2007, by and among the Company, Montgomery Equity Partners, Ltd. and YA Global
              Investments, L.P.

Exhibit 99.4 Agreement, dated August 15, 2007 by and between Provided herewith the Company and YA Global Investments,L.P.

Exhibit 99.5 Secured Convertible Debenture in the principal Provided herewith amount of $65,000

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 22, 2007                 CONNECTED MEDIA TECHNOLOGIES, INC.


                                         By:      /s/  Isidro Gonzalez
                                         -----------------------------
                                         Name:    Isidro Gonzalez
                                         Title:   President